UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 28, 2015
GT ADVANCED TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-34133	03-0606749
(Commission File Number)	(I.R.S. Employer Identification No.)
243 Daniel Webster Highway, Merrimack, New Hampshire 03054
(Address of principal executive offices)
(603) 883-5200
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):
[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As previously disclosed in the Current Report on Form 8-K filed by GT Advanced Technologies Inc. (the “Company”), on October 6, 2014, the Company and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the District of New Hampshire (the “Bankruptcy Court”) for reorganization relief under the provisions of Chapter 11 of Title 11 of the United States Code. The Debtors’ Chapter 11 cases (the “Chapter 11 Cases”) are being jointly administered under the caption In re GT Advanced Technologies Inc., et al, Case No. 14-11916 (HJB). Further information about the bankruptcy process is available at the Claims Agent’s website at www.kccllc.net/gtat.
Item 1.01. Entry into a Material Definitive Agreement
Commitment Letter
On November 28, 2015, the Company and certain unaffiliated parties in interest (collectively, the “Financing Support Parties”) entered into a Commitment Letter (the “Commitment Letter”) pursuant to which the Financing Support Parties have committed to provide exit financing (the “Exit Financing”) to the Company in an amount equal to $80 million for the purpose of facilitating the effectiveness of a plan of reorganization with respect to the Debtors. The effectiveness of the Commitment Letter was subject to the approval of the Bankruptcy Court, which approval was obtained on December 4, 2015. A copy of the Commitment Letter is attached hereto as Exhibit 10.1.
Attached to the Commitment Letter, as Annex 1 thereto, is a term sheet (the “Plan Term Sheet”) that sets forth the principal terms of a plan of reorganization for the Debtors (the “Plan”). The Financing Support Parties’ commitment to provide the Exit Financing is subject to certain conditions, including the absence of certain material adverse changes, the entry of an order by the Bankruptcy Court confirming the Plan and the Plan becoming effective.
In addition, the Commitment Letter provides for the payment of a put option premium by the Debtors to the Financing Support Parties (the “Put Option Premium”), which will become payable upon the earlier of (i) the termination of the commitment by the Debtors for any reason other than a breach by the Financing Support Parties and (ii) the date the Plan becomes effective. The Put Option Premium ranks junior in priority to the Debtors’ obligations under the DIP Facility, and may not be paid until the DIP Facility has been repaid in full. The terms of the Put Option Premium are set forth in Exhibit A to the Plan Term Sheet.
By separate agreement, the parties agreed to extend the termination date of the Commitment Letter to December 4, 2015 from December 2, 2015.
The foregoing description of the Commitment Letter and the Plan Term Sheet does not purport to be complete and is qualified in its entirety by reference to the Commitment Letter and the Plan Term Sheet, which are filed as Exhibit 10.1 hereto.
Amendment to Intercompany Settlement Agreement
As previously disclosed in the Company’s Current Report on Form 8-K filed on July 24, 2015, on July 20, 2015, GTAT Corporation (“GTAT Corp.”), GT Advanced Equipment Holding LLC (“GT SPE”), and GT Advanced Technologies Limited (“GT Hong Kong”), each a subsidiary of the Company, entered into an Intercompany Settlement Agreement and certain agreements related thereto (collectively, the “Intercompany Settlement Agreement”).
On December 2, 2015, GTAT Corp., GT SPE and GT Hong Kong entered into, and on December 2, 2015 the Bankruptcy court approved, an amendment to and limited waiver of the Intercompany Settlement Agreement (the “Intercompany Settlement Agreement Amendment”). Among other things, the Intercompany Settlement Agreement Amendment allows GTAT Corp. and GT SPE to sell ASF sapphire growth furnaces to buyers outside of the United States without first selling such furnaces to GT Hong Kong. In addition, GT Hong Kong waives its exclusive license under the Intercompany Settlement Agreement as it relates to any such sale. In consideration of such waiver, GT Corp. has agreed to pay GT Hong Kong an amount equal to 5% of the sale price for such sales.
The foregoing description of the Intercompany Settlement Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Intercompany Settlement Agreement Amendment, which is filed as Exhibit 10.2 hereto.

Item 8.01. Other Events.
Monthly Operating Report
On November 30, 2015, the Debtors filed their monthly operating report for the period from September 27, 2015 to October 31, 2015 (the “Monthly Operating Report”) with the Bankruptcy Court. The Monthly Operating Report is “furnished” with this Current Report on Form 8-K (this “Current Report”) as Exhibit 99.1. The Monthly Operating Report does not reflect certain of the Company’s subsidiaries that are not Debtors.
This Current Report (including the exhibits hereto and any information included therein) shall not be deemed an admission as to the materiality of any information required to be disclosed solely by reason of Regulation FD. The information contained in this item of this Current Report, including the information filed as Exhibit 99.9 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
Cautionary Statement Regarding Financial and Operating Data
The Monthly Operating Report pertains only to the Debtors (and thus does not represent operations of all of the Company’s subsidiaries), and contains unaudited financial information which has not been reviewed by independent accountants. The financial information related to the Debtors included in the Monthly Operating Report has been prepared to conform with the monthly reporting requirements of the Office of the U.S. Trustee. The Monthly Operating Report was not prepared and is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”) or Securities and Exchange Commission (the “SEC”) regulations applicable to financial statements contained in annual or quarterly reports filed with the SEC. Preparation of the Debtors’ financial statements in accordance with GAAP could result in material reconciliations and adjustments to certain financial information presented in the Monthly Operating Report.
The Company cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Report, which was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Company. The Monthly Operating Report covers periods that are shorter than those that are required in the Company’s reports pursuant to the Exchange Act, and contains information that may not be indicative of the Company’s financial condition or operating results for the period that would be reflected in the Company’s financial statements or in its reports filed pursuant to the Exchange Act. The Monthly Operating Report is therefore not comparable with those filings. There can be no assurance that, from the perspective of an investor or potential investor in the Company’s securities, that the Monthly Operating Report is complete. While every effort has been made to assure the accuracy and completeness of the Monthly Operating Report, errors or omissions may have inadvertently occurred and the Company reserves the right to amend the Monthly Operating Report as necessary.
Cautionary Statement Regarding Forward-Looking Statements
Results set forth in the Monthly Operating Report should not be viewed as indicative of future results. Such information also may not be indicative of the financial condition or operating results of the Company and its subsidiaries on a consolidated basis for the periods reflected in the Company’s financial statements or in its reports pursuant to the Exchange Act, or of future results.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Commitment Letter, dated November 28, 2015
10.2	First Amendment and Limited Waiver to Intercompany Settlement Agreement, dated December 2, 2015
99.1	Monthly Operating Report for the period from September 27, 2015 to October 31, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
GT ADVANCED TECHNOLOGIES INC.
Dated: December 4, 2015
/s/ Hoil Kim

By:	Hoil Kim

Its:	Vice President, Chief Administrative Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Commitment Letter, dated November 28, 2015
10.2	First Amendment and Limited Waiver to Intercompany Settlement Agreement, dated December 2, 2015
99.1	Monthly Operating Report for the period from September 27, 2015 to October 31, 2015